Loan Agreement

Lender:  YU  Anming

Borrower:  Shanghai Vomart Auto Parts Co.,  Ltd.,  Nanjing Branch

1	Loan amount: RMB 477,220. This loan is interest-free.

2	Term of Repayment: the loan amount shall be paid off within two years from the date of signing this Agreement.

This Agreement shall take effect after being signed or sealed by both parties. It shall expire automatically upon being paid off by the borrower.

This Agreement is in duplicate. One for the lender and one for the borrower.

Lender (seal): YU Anming	Borrower (seal):	Shanghai Vomart Auto Parts Co. Ltd., Nanjing Branch

Date: May 1, 2009	Date: May 1, 2009